UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2026
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Viant Technology Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40015	85-3447553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2722 Michelson Drive, Suite 100
Irvine, CA, 92612
(Address of principal executive offices and zip code)
(949) 861-8888
Registrant’s telephone number, including area code
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	DSP	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 5, 2026, the Board of Directors (the “Board”) of Viant Technology Inc. (the “Company”) elected Craig Abrahams as a Class I director, effective August 10, 2026. Mr. Abrahams has also been appointed to serve as a member of the Audit Committee of the Board.
Mr. Abrahams will participate in the Company’s Non-Employee Director Compensation Policy (as amended and restated, the “Policy”). The applicable terms of the Policy are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 23, 2026 under the heading “Director Compensation,” other than with respect to equity award amounts subsequently approved by the Board. The grant date fair value of Mr. Abrahams’ initial grant of restricted stock units (“RSUs”) is $400,000 and the grant date fair value of Mr. Abrahams’ additional RSU grant is his prorated portion of $185,000.
The Company has entered into its standard form of indemnification agreement with Mr. Abrahams.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIANT TECHNOLOGY INC.

Date: August 10, 2026	By:	/s/ Larry Madden
Larry Madden
Chief Financial Officer
(Principal Financial and Accounting Officer)
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